Exhibit 10.63

Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

Staff Augmentation Consulting Services GlassHouse Technologies, Inc.

This Statement of Work (“SOW”) is entered into by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134 (“Cisco”), and GlassHouse Technologies, Inc., a corporation having its principal place of business at 200 Crossing Blvd. Framingham, MA 01702 (“Subcontractor”), and is entered into as of the date last written below (“SOW Effective Date”).

This SOW is governed by, incorporated into, and made part of, the Professional Services Subcontract Agreement: PSS_GlassHouse_Global_CMS25621_30MAR05_Amend1_02APR09 effective MAR 30 2005, as amended, between Cisco and Subcontractor (“Agreement”). This SOW defines the services that Subcontractor shall provide to Cisco under the terms of the Agreement and this SOW. The terms of this SOW are limited to the scope of this SOW. and shall not be applicable to any other SOWs which may be executed and attached to the Agreement between the parties. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement. To the extent there is a conflict between the terms of this SOW and the Agreement, the terms of the Agreement shall control, unless explicitly stated otherwise in this SOW.

This SOW consists of this signature page and the following sections, which are hereby incorporated into, and made part of, this SOW by this reference:

Exhibit 1: Project Scope, Responsibilities and Pricing

Exhibit 2: SOW Process and Standard Definitions

Appendix A: Example Service Completion Certificate - Timesheet

Appendix B: Example Change Request

Appendix C: Resource Descriptions

Each party, as evidenced by the signature below or electronic signature, as applicable, of its authorized representative, acknowledges that it has read and agrees to this SOW in its entirety.

Cisco Systems, Inc.		GlassHouse Technologies, Inc.

By:		By:

Name:	ED SPOLETI	Name:	Kenneth W Hale

Title:	AS CONTROLLER	Title:	CFO

Date:	3/9/11	Date:	3/7/11

Internal Cisco Reference Only

Author: {userid}	Product DSA: (PDSADealID)

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Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

EXHIBIT 1 – PROJECT SCOPE, RESPONSIBILITIES and PRICING

1.0	PROJECT SCOPE

Project Name: GlassHouse Residency Services

Services

Subcontractor shall provide the following services to Cisco for Cisco and/or Cisco’s Customer(s) (“Customer”), as set forth herein, during Standard Business Hours, unless explicitly stated otherwise in this SOW, (“Services”).

Services:

Provide Monthly Staff Augmentation services to Cisco for Cisco and Cisco’s Customer(s) through the provision of five (5) resources as follows for six (6) Business Months (“Duration of Services”).

Provide the following resources having the skills, competencies and experiences by resource type as defined in Appendix C: Resource Descriptions:

Resource	Quantity
Senior Consultant	5

These Services are offered to Cisco on a Time & Materials basis.

Staff Augmentation Services comprise general technical advice and guidance only. The advice and guidance may include but shall not be limited to assisting Customers) in respect of the following tasks and activities:

•	VDI related activities associated with Cisco-led VDI projects

For Multiple Cisco Customer(s)

Deliverables

Subcontractor shall provide the following Deliverables pursuant to this SOW:

•

Subcontractor will provide up to five (5) Senior Consultants for residencies of six (6) months each on a contiguous time and materials basis to assist Cisco with its project. Cisco will coordinate task assignments of Subcontractors through the representative designated by Subcontractor

Location of Services

Services shall be performed as a combination of Remote and On Site at Cisco or Customer Site(s), or as may be advised from time to time over the Duration of Services:

Cisco/Customer Site: Various Customer Sites, Subcontractor Offices, Cisco Facilities

Services Schedule

The following is the initial schedule of Services:

Service Name	Duration of Services	Estimated Start Date	Estimated End Date
Staff Augmentation Services (Remote and On Site)	Six Months	April 1, 2011	October 1, 2011

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Services shall not commence until this SOW has been fully executed, and Cisco has issued a valid Purchase Order.

The final Services Schedule (actual Start and End Date) shall be mutually determined by Cisco and Subcontractor, and documented in writing.

Single Point-of-Contact Information

Cisco and Subcontractor shall designate a single point of contact to whom communications in regards to the Services may be addressed and who has the authority to act on all aspects of the Services; shall be available during Standard Business Hours; and shall designate a backup contact for when the primary contact is not available.

Subcontractor Contact Name:	GlassHouse Technologies, JD Creedon	Cisco Contact Name:	Dave Allnutt

Title:	VP, WW Partner Programs	Title:	Sr. Manager, Business Development

Telephone Number:	508 663 0533	Telephone Number:	408 527 9896

Facsimile Number:	508 879 7319	Facsimile Number:

E-mail address:	jdcreedon@glasshouse.com	E-mail address:	dallnutt@cisco.com

2.0	RESPONSIBILITIES OF THE PARTIES

Cisco Responsibilities:

Designate a single point of contact to act as the primary technical interface.

Work with Customer with respect to Customer meeting its responsibilities (Customer Responsibilities) specified in this SOW.

2.1.	Staff Augmentation Services

Subcontractor Responsibilities:

2.1.1.	Provide the qualified resources as outlined in Section 1.0 Project Scope detailed in this SOW to be available for the Duration of Services whose skills meet the requirements defined in Appendix C, including: a). finding alternative resource(s) if the Services cannot be delivered due to sickness or holiday; and b). supply of suitably skilled resource(s) to cover arranged leave periods or extending the period of the contract at the discretion of the Cisco with prior agreement of the parties.

2.1.2.	Ensure that resources participate in Cisco and/or Customer meetings as required.

2.1.3.	Ensure that the resource is provided with the transport and other tools required for the provision of the Services.

2.1.4.	Ensure that Subcontractor resource does not claim additional hours worked unless expressly agreed by Cisco’s authorized representative in advance of the additional hours being worked.

2.1.5.	Ensure that resource(s) providing Services under this SOW will document provision of services by updating the designated Cisco system or tool with the percentage of the Duration of Services which the resource(s) have delivered in the relevant week. This tool must be updated on a weekly basis.

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2.1.6.	Ensure that the resource completes the Service Completion Certificate (SCC) – Timesheet on a weekly basis and ensures that these are signed by the Cisco representative.

Cisco Responsibilities:

2.1.7.	Designate a single point of contact to act as the primary technical interface to the designated Subcontractor engineer.

2.1.8.	Provide adequate workspace for all Subcontractor project personnel.

2.1.9.	Unless otherwise agreed to by the parties, respond within five (5) Business Days of Subcontractor’s request for documentation or information needed for the project

2.1.10.	Ensuring that the Subcontractor resource(s) has access to the designated Cisco system or tool to be updated.

2.1.11.	Provide the details (such as Customer, Project ID, Customer contacts, Customer location) in writing to the Subcontractor resource(s) of the approved Projects/Customers in advance of the resource(s) commencing with the provision of the Services.

2.1.12.	Sign the relevant Service Completion Certificate (SCC) – Timesheet of each resource supplied for the Services as per Exhibit 2 – Completion.

2.1.13.	Work with Customer with respect to Customer meeting any Customer responsibilities required to enable Subcontractor to provide the Services described herein.

General Cisco Responsibilities:

i.	Cisco will use Collaboration Tools for the completion of Services. For the duration of the Services, Cisco will make Collaboration Tools available to Customer for the purposes of (including but not limited to): hosting meetings, managing documentation, instant messaging, desktop sharing and use of collaborative spaces.

General Customer Responsibilities:

ii.	Designate a single point of contact to act as the primary technical interface to the designated Subcontractor engineer.

iii.	Providing reasonable access to Customer site(s) and facilities including, where applicable, computer equipment, telecom equipment, facilities and workspace. Customer shall provide proper security clearances and/or escorts as required to access the site for equipment installation.

iv.	Customer will provide Subcontractor with such information, data and documentation as Subcontractor may require to enable Subcontractor to provide the Services and comply with Subcontractor’s Responsibilities set forth herein including but not limited to: (a) information relating to Customer’s network, design, business and other applicable requirements: (b) functional and/or technical documentation relating to such requirements: and (c) topology maps, configuration information and existing and proposed network infrastructure.

v.	Customer shall provide Subcontractor with such general assistance and access to Customer’s sites and/or facilities as Subcontractor may require to enable it to provide the Services and comply with the Subcontractor Responsibilities set forth herein.

vi.	Unless otherwise agreed to by the parties, Customer shall respond within two (2) Business Days of Cisco’s and/or Subcontractor’s request for any other documentation or information needed to provide the Service.

vii.	Customer agrees to utilize Collaboration Tools.

viii.

The following is required for Customer’s use of Collaboration Tools: a). Customer will provide the names and other pertinent information (such as e-mail account information) of Customer resources who require authorization to access; b). Customer will support the implementation of software required to use the Collaboration Tools in their environment; c). Customer will download Collaboration Tools guest client(s), if applicable, if not already in possession of the applicable

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license; and d). Customer agrees to immediately return Collaboration Tool(s) to Cisco, as instructed by Cisco, upon the earlier of: (i) completion of Services; or (ii) Cisco’s request to Customer that the Collaboration Tool(s) be returned to Cisco.

3.0	ASSUMPTIONS

Services and services pricing were based upon the following assumptions, any additional costs identified as a result of deviations from these assumptions will be managed through the Change Management Procedures specified in this SOW.

3.1	All services are provided during Standard Business Hours and are in increments of a full Business Day, unless otherwise agreed and documented in writing in accordance with the Change Management Procedures defined herein.

3.2	Subcontractor agrees that it will invoice Cisco only for hours /days worked which have been approved per Customer/contract in writing in advance.

3.3	Cisco holidays and pro-rated three weeks of vacation annually are included in the monthly fee and do not impact the fixed monthly fee or project end dates

3.4	To avoid consultant burnout, standard work month is the shorter of twenty (20) days or 200 hours.

3.5	As required, there may be a need to backfill the assigned consultant. If this is required, Subcontractor will ensure the requisite skill set is covered and the transition of resources is of an orderly nature.

3.6	Cisco will provide Consultant with a work area with a telephone and access to any facilities and systems necessary for completion of the Service.

3.7	Travel expenses are reimbursable.

3.8	Cisco must provide written notification of termination of any individual residency at least thirty (30) days prior to the last day Subcontractor provides Services. Cisco may ask to replace a resource for performance issues; should this occur, Subcontractor will provide a similar replacement resource to complete the project to Cisco’s satisfaction.

4.0	PRICING

Pricing Table

Pricing for Services shall be as follows:

Service Description	Qty	Unit Price (USD)	Extended Price (USD)
Senior Consultant #1	6 Months	$24,360 / Month		$146,160.00
Senior Consultant #2	6 Months	$24,360 / Month		$146,160.00
Senior Consultant #3	6 Months	$24,360 / Month		$146,160.00
Senior Consultant #4	6 Months	$24,360 / Month		$146,160.00
Senior Consultant #5	6 Months	$24,360 / Month		$146,160.00
Total Price:				$730,800.00
Travel and Expense Estimate	30 Months	$2,500 / Month	Estimated $	325,000.00
Travel and Living Expense Billed at Actual

Pricing premised upon Services provided by non-union labor.

Milestone Invoice Schedule

Services will be invoiced in accordance with the following Milestone Invoice Schedule:

Milestone	Milestone Description	Invoice Amount (USD)
Monthly	Monthly Residency Term per Resident	$24,360.00/Month

Invoice Amount does not include actual T&E.

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The Services shall be invoiced monthly in arrears as per the Milestone Invoice Schedule, following a completed Service Completion Certificate (SCC) – Timesheet in accordance with Exhibit 2 - Completion. Cisco will not accept any invoices without a signed Timesheet accepted by both parties.

Any changes to the MIS will be managed through the Change Management Procedures specified in this SOW.

Travel and Expense

The estimated T&E for Services is indicated in the Pricing Table above, and Cisco shall include T&E in the Purchase Order as a separate line item.

Subcontractor shall invoice T&E separately and at actual cost and shall be supported by itemized receipts of actual charges incurred for individual expenses of $25.00 or greater, the amount not to exceed the estimated T&E. Subcontractor will make every effort to stay within the estimated Travel and Expense, and follow the guidelines of Cisco’s Corporate Travel Policy available upon request. Actual billable expenses shall be jointly agreed upon by Subcontractor and Cisco in advance of the expenses being incurred in accordance with this SOW.

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Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

EXHIBIT 2 – SOW PROCESS

ORDERING AND COMMENCEMENT

Prior to Subcontractor performing the Services, Subcontractor must have:

i.	an effective agreed upon Professional Services Subcontract (PSS) Agreement in place with Cisco,

ii.	this SOW fully executed, and

iii.	have been issued a valid Purchase Order from Cisco for the Services.

TERM

The term of this SOW shall commence on the SOW Effective Date and shall continue until the earlier of: the lapse of the Duration of Services period as defined in Exhibit 1, Section 1.0 Services Schedule; or b) twelve (12) months after the SOW Effective Date.

This SOW shall remain in force for the period set out above unless terminated by Cisco with or without cause upon ten (10) Business Days written notice to Subcontractor. In addition, any SOW may be terminated immediately by Cisco if Customer requests that Subcontractor cease providing Services to such Customer.

PURCHASE ORDER ISSUANCE

Cisco shall place orders for Services by issuing a written Purchase Order to Subcontractor for the total amount indicated in Section 4 Pricing. SUBCONTRACTOR SHALL NOT COMMENCE SERVICES UNTIL A PURCHASE ORDER HAS BEEN RECEIVED. Cisco shall assume no liability for costs incurred for Services commenced by the Subcontractor prior to receipt of a written Purchase Order. The terms and conditions of the SOW and the Agreement prevail regardless of any conflicting terms on the Purchase Order, other correspondence and any and all verbal communications.

Pricing is based on Subcontractor’s Services as set forth in this SOW. Any changes to those Services must be approved in advance by Cisco and shall be managed per the Change Management Procedures. Parties acknowledge and agree that any change to the Services may result in an adjustment in Subcontractor’s pricing.

Any additional costs associated with (1) Services which are above and beyond the scope of this SOW; or (2) costs incurred as a result of delays; or (3) Customer’s failure to meet responsibilities specified in this SOW shall be managed per the Change Management Procedures.

COMPLETION

i.	Subcontractor shall notify Cisco in writing of completion of a Service Milestone by submission of a completed Service Completion Certificate (SCC) – Timesheet (an example of which is provided in Appendix A) which indicates hours/ Business Days worked per resource per month.

ii.	Once the completed SCC has been submitted by Subcontractor, Cisco shall review the Service Milestone listed in the SCC, and Cisco’s signing of the SCC, signifies Cisco’s acceptance that Services listed in the SCC have been performed according to this SOW.

iii.	Subcontractor shall be notified of the acceptance or of declined acceptance of the SCC within seven (7) Business Days.

To decline acceptance of the SCC, Cisco will provide to Subcontractor in writing: that the SCC has been declined, and provide details as to what and how the Services do not conform to the SOW.

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Subcontractor shall address any such non-conformance in a timely manner and Subcontractor shall compile an action plan to correct any non-conformance and the process for acceptance detailed herein shall be repeated until such time as all non-conformances have been resolved.

CHANGE MANAGEMENT PROCEDURES

It may become necessary to amend this SOW for reasons including, but not limited to, the following:

i.	Changes to the scope of work and/or specifications for the Services,

ii.	Changes to the Milestone Invoice Schedule,

iii.	Changes to the project schedule due to unavailability of resources which are beyond either party’s control, and/or,

iv.	Environmental or architectural conditions not previously identified.

In the event either party desires to change this SOW, the following procedures shall apply:

i.	The party requesting the change will deliver a “Change Request” to the other party (an example of which is provided in Appendix B). The Change Request will describe the nature of the change, the reason for the change, and the effect the change will have on the scope of work.

ii.	A Change Request may be initiated either by Subcontractor or by Cisco for any changes to the SOW. The parties will evaluate the Change Request and negotiate in good faith the changes to the Services and additional fees, if any, required to implement the Change Request. If both parties agree to implement the Change Request, both parties will sign the Change Request, indicating the acceptance of the changes by the parties.

iii.	Upon execution of the Change Request, said Change Request will be incorporated into, and made part of, this SOW.

iv.	Cisco is under no obligation to proceed with the Change Request until such time as the Change Request has been agreed upon in writing by both parties.

Whenever there is a conflict between the terms and conditions set forth in a fully executed Change Request and those set forth in the original SOW, or previous fully executed Change Request, the terms and conditions of the most recent fully executed Change Request shall prevail.

GENERAL ASSUMPTIONS

The Services will be provided by the Subcontractor during Standard Business Hours unless otherwise agreed. Subcontractor acknowledges and agrees that hours of working will be flexible according to the requirements of the Project and Cisco. Overtime may only be claimed by Subcontractor if authorized in advance by Cisco’s designated contact.

Cisco’s Customer will approve all necessary documents in a timely fashion.

Subcontractor will not invoice Cisco for days not completed due to three or more sickness if a replacement is not readily available.

Subcontractor will ensure that the resource possess the appropriate skills, competence and experience to perform and undertake the Services described in this SOW. Cisco UCS – specific training is expected as part of the Residency Program.

In the event that the resource provided prove unsuitable and Cisco deems it necessary to request that Subcontractor replace the resource, the Subcontractor will make no charge to Cisco for the hours worked. A replacement acceptable to Cisco should be sent at the Subcontractor cost. Cisco will not be responsible for travel expenses associated with returning the unsuitable resource.

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In the event that the Subcontractor wishes to replace the resource during the term of the contract/project for any reason, the replacement must be of equivalent experience and expertise. Subcontractor will make no charge to Cisco for any costs incurred associated with the replacement of the resource. Subcontractor will not invoice Cisco for any time spent by Subcontractor in ensuring that the replacement resource is fully acquainted with the scope of the project.

The parties agree that it is the intention of the parties that the resource provided under this SOW be a consultant to Cisco and nothing in this SOW shall render the resource an employee, worker, agent or partner of Cisco. The Subcontractor shall not, and will ensure that the resource does not, hold himself out as such.

The Subcontractor shall be fully responsible for and shall indemnify Cisco or any Cisco Company for and in respect of:

I.	any income tax, National Insurance and Social Security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with the performance of the Services, where such recovery is not prohibited by law. The Subcontractor shall further indemnify Cisco against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by Cisco in connection with or in consequence of any such liability, deduction, contribution, assessment or claim other than where the latter arise out of Cisco’s negligence or willful default;

II.	any liability for any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by any Subcontractor resource against Cisco arising out of or in connection with the provision of the Services, except where such claim is as a result of any act or omission of Cisco.

Cisco may at its option satisfy such indemnity (in whole or in part) by way of deduction from any payments due to the Subcontractor.

INVOICING

Following Subcontractor’s and Cisco’s acceptance of the Service Completion Certificate, Subcontractor may then invoice Cisco for the amount indicated in the Service Completion Certificate. Cisco will not accept any invoices without a Service Completion Certificate accepted by both parties.

Only milestones as indicated in the Milestone Invoice Schedule may be included in the Service Completion Certificate and invoiced to Cisco. The total invoiced amount for Milestones shall not exceed the total amount of the Purchase Order.

Any change to the Milestone Invoice Schedule will be managed through the Change Management Procedures specified in this SOW.

Subcontractor shall submit copies of invoices to the Cisco Single Point of Contact in this SOW for approval prior to submission for payment.

Invoices shall list the project name, SOW/Project ID number and Purchase Order number. Incomplete or incorrect invoices may be returned for correction. Payment terms are set forth in the Agreement. Invoices must be sent to the address indicated on Cisco’s Purchase Order:

Cisco Systems, Inc. Attn: Accounts Payable P.O. Box 641570 San Jose, CA 95164-1570

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Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

STANDARD DEFINITIONS

DEFINITIONS

Business Days means the generally accepted days of operation per week within the relevant region where the Services shall be performed, excluding local holidays as observed by Cisco.

Customer Satisfaction Survey means a questionnaire that Cisco submits to Customer following the completion of Services, and that is used to measure how successfully expectations have been met for the Services provided in this SOW.

Deliverable(s) means the items to be provided by Subcontractor to Cisco or Customer pursuant to this SOW, whether or not specifically identified herein.

Milestone means a specific goal, objective or event pertaining to Services described under the terms of this SOW, as applicable.

Network means a set of interconnected and interworking Cisco supported hardware and software that is implemented, operated, and supported by Customer from a single network operations center (“NOC”).

On Site means the Services are to be performed at a Customer location (“Site”).

Product means Cisco hardware and software products that are made generally available.

Purchase Order or PO means a written or electronic order from Cisco to Subcontractor for the Services to be provided by Subcontractor under this SOW.

Remote means the Services are to be performed from a Cisco or Subcontractor location, as applicable.

Remote and On Site means the Services are to be performed at a combination of a Cisco or Subcontractor location, as applicable, and at a Customer location.

Services means the services described in this SOW to be provided by Subcontractor to Customer and/or Cisco.

Standard Business Hours means 8:00AM to 5:00PM local time, on Business Days within the relevant region where the Services shall be performed.

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Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

Appendix A: Example SERVICE COMPLETION CERTIFICATE (SCC) - TIMESHEET

Pursuant to the Statement of Work (“SOW”) referenced as Project ID Number: 555555 between Cisco Systems, Inc. (“Cisco”) and GlassHouse Technologies, Inc. (“Subcontractor”), both parties hereby certify by the signature below or electronic signature, as applicable, of its authorized representative, that the Service Milestone described below has been completed on the date indicated below and in accordance with the terms of the SOW.

Milestone #	Milestone Description	Completion Date	Invoice Amount (USD)
1.	Completion of
	Total:		$

Cisco Purchase Order Number:	< Enter Cisco Purchase Order >
Total Invoice Amount of Services Completed:	$
Total Invoice Amount of T&E: $

Is this the last Service Completion Certificate?(Yes/No)	NO

Cisco SCC Submit (to Cisco) Date:

Cisco Systems, Inc.	GlassHouse Technologies, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

Appendix B: Example CHANGE REQUEST (CR)

Pursuant to the Statement of Work (“SOW”) referenced as Project ID Number: 555555 between Cisco Systems, Inc. (“Cisco”) and GlassHouse Technologies, Inc. (“Subcontractor”), both parties hereby agree that this Change Request will amend and be fully incorporated into, and made part of, the SOW.

1.	Change Request Number: CR <#>

2.	Reason for Change Request:

3.	Changes to SOW:

4.	Schedule Impact:

5.	Cost Impact:

SOW/Change Request	Services	T&E	Total
a. Original Value of SOW	$0.00	$0.00	$0.00
b. Value of Change Request No. 1	$0.00	$0.00	$0.00

c. New Value of SOW:	$0.00	$0.00	$0.00

6.	Purchase Order Issuance (if applicable): Cisco shall issue a written Purchase Order to Subcontractor for this Change Request for the total amount of $0.00.

Except as changed herein, all terms and conditions of the SOW remain in full force and effect.

Each party, as evidenced by the signature below or electronic signature, as applicable, by its authorized representative, acknowledges that it has read and agrees to this Change Request in its entirety.

Cisco Systems, Inc.	GlassHouse Technologies, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Internal Cisco Reference Only

Author: {userid}	Product DSA: {PDSADealID}

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Cisco Systems, Inc.	SOW / Project ID Number: 555555

Advanced Services Subcontractor Statement of Work

Appendix C: Resource Descriptions

Resource Type: [Enter Name of Resource Type]

Role Description

Required Skills

Experience

Education

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